Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 98 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund of our report dated January 18, 2011; Fidelity Advisor Stock Selector All Cap Fund (formerly known as Fidelity Advisor Dynamic Capital Appreciation Fund) of our report dated January 14, 2011; and Fidelity Advisor Small Cap Fund of our report dated January 18, 2011 on the financial statements and financial highlights included in the November 30, 2010 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts January 24, 2011